COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS BALANCED FUND, INC. WITH THE STANDARD &
POOR'S 500 COMPOSITE STOCK PRICE INDEX, THE
LEHMAN BROTHERS AGGREGATE BOND INDEX AND A CUSTOMIZED
BLENDED INDEX

EXHIBIT A:



           STANDARD
         & POOR'S 500    LEHMAN
           COMPOSITE    BROTHERS
             STOCK      AGGREGATE    DREYFUS    CUSTOMIZED
 PERIOD      PRICE        BOND       BALANCED     BLENDED
            INDEX *     INDEX **       FUND     INDEX  ***

9/30/92        10,000      10,000      10,000        10,000
8/31/93        11,384      10,967      10,888        11,107
8/31/94        12,006      10,802      11,730        11,385
8/31/95        14,577      12,023      13,961        13,184
8/31/96        17,306      12,516      14,686        14,705
8/31/97        24,336      13,768      18,808        18,358
8/31/98        26,313      15,223      18,245        19,978
8/31/99        36,787      15,344      21,779        24,114

*    Source: Lipper Analytical Services, Inc.
**   Source: Lehman Brothers
*** Source: Lipper Analytical Services, Inc., Lehman Brothers and Merrill Lynch, Pierce, Fenner and Smith Inc.